Exhibit 1-1

                          FIRSTENERGY VENTURES CORP.
                    Consolidated Balance Sheet (Unaudited)
                                 June 30, 2002
                    --------------------------------------
                                (In Thousands)

ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                   $     547
   Receivables:
     Customers                                                      -
     Associated companies                                          8,056
     Other                                                         2,403
   Notes receivable from associated companies                     27,125
   Material and supplies                                           1,252
   Prepayments and other                                             988
                                                                --------
                                                                  40,371
                                                                --------

PROPERTY, PLANT AND EQUIPMENT:
   In service                                                     14,237
   Less: Accumulated provision for depreciation                    1,965
                                                                --------
                                                                  12,272
   Construction work in progress                                   2,142
                                                                --------
                                                                  14,414
                                                                --------

INVESTMENTS:
   Pension investments                                              -
   Other                                                         210,220
                                                                --------
                                                                 210,220
                                                                --------

DEFERRED CHARGES:
   Goodwill                                                           67
   Accumulated deferred income taxes assets                        4,812
   Other                                                           4,508
                                                                --------
                                                                   9,387
                                                                --------

      TOTAL ASSETS                                             $ 274,392
                                                                ========



LIABILITIES & STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
   Notes payable long-term debt                                $   2,359
   Notes payable to associated companies                           5,235
   Accounts payable
     Other                                                           510
     Associated companies                                          3,111
   Accrued taxes                                                     228
   Accrued interest                                                3,022
   Other                                                             504
                                                                --------
                                                                  14,969
                                                                --------

CAPITALIZATION:
   Common stockholders' equity                                   107,599
   Long-term debt                                                147,787
                                                                --------
                                                                 255,386
                                                                --------

DEFERRED CREDITS:
   Accumulated deferred income taxes                                -
   Accumulated deferred investment tax credits                      -
   Other                                                           4,037
                                                                --------
                                                                   4,037
                                                                --------

      TOTAL LIABILITIES & CAPITALIZATION                       $ 274,392
                                                                ========


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                                                                   Exhibit 1-1


                          FIRSTENERGY VENTURES CORP.
                 Consolidated Statement of Income (Unaudited)
                 --------------------------------------------
                                (In Thousands)


                                           Three Months      Six Months
                                              Ended             Ended
                                           June 30,2002     June 30, 2002
                                           ------------     -------------

REVENUES                                     $   6,895         $ 13,697

EXPENSES:

   Other operating expenses                      4,611           18,199
   Provision for depreciation
      and amortization                             275              614
   General taxes                                    36               75
                                               -------           ------
      Total expenses                             4,922           18,888
                                               -------           ------

INCOME/(LOSS) BEFORE INTEREST
  & INCOME TAXES                                 1,973           (5,191)

NET INTEREST CHARGES:

   Interest expenses                             2,782            5,229
   Capitalized interest                            (32)            (450)
                                               -------           ------
      Net interest charges                       2,750            4,779
                                               -------           ------

INCOME TAXES                                      (796)          (4,581)
                                               -------           ------

NET INCOME/(LOSS)                            $      19         $ (5,389)
                                               =======           ======